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                                                    EXHIBIT 23.3

                 CONSENT TO BE NAMED AS A DIRECTOR
                                 OF
                   FLAG TELECOM HOLDINGS LIMITED

      The undersigned hereby consents to be named as a director of FLAG Telecom Holdings Limited (the "Company") in the Registration Statement on Form F-1 (Registration No. 333-94899) and all amendments thereto, filed by the Company with the Securities and Exchange Commission.


                                   /s/ Michael Fitzpatrick
                                   -------------------------
                                   Name: Michael Fitzpatrick